Exhibit 10.11

April 27, 2011

PERSONAL & CONFIDENTIAL

Mr. Punit Dhillon
Chief Executive Officer and President
OncoSec Medical, Inc.
11494 Sorrento Valley Road, Suite A

San Diego, CA 92121

Mr. Dhillon:

Vista Partners LLC (“Vista”) is pleased to act as a capital market advisor to OncoSec Medical, Inc. (the “Company”), with respect to providing the Company with advice and services to assist in meeting its objectives in the capital markets.  This agreement (the “Agreement”), is entered into as of the 5th day of April, 2011 (the “Effective Date”), by and between the Company and Vista.  The Company and Vista may be collectively referred to as the “Parties”.  Vista will perform the services set forth in this Agreement in accordance with the following terms and conditions.

1.                                       Services Provided.

•                        On an ongoing basis, Vista will provide commentary, feedback and insight on the market, relevant events and transactions, and buy-side sentiment.  Vista will also be available for ad hoc questions and analysis of specific issues.

•                        On an ongoing basis, Vista will conduct daily presentations to both institutional and retail investors about Company by phone, e-mail or in-person and share feedback from investors with Company on a bi-weekly basis.

•                        On a quarterly basis, Vista will provide a thorough assessment, market update and capital markets analysis.  This will include:

a.                                       Review of press releases, company website, public shareholder PowerPoint presentations and other investor related materials

b.                                      Provide analysis of the company vs. comparable companies

c.                                       Provide an analysis of trading volumes, buyers, sellers and trends and comparable companies

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d.                                      Provide commentary on sector news, events, themes, public policy issues, sector trends and concerns

e.                                       Provide commentary on the company’s capital structure, balance sheet, competitive analysis, capital markets alternatives and recommendations

f.                                         Review company’s current financing arrangements

g.                                      Consultation on investor conferences, slide show presentations, investor meetings, & investor road shows

In addition, the Company will have full access to the following ancillary services from Vista:

a.                                       Reports. Vista shall prepare the following reports (“Reports”) for Company:

•                                          A first Report which shall be a full and comprehensive report, ranging in length from eighteen (18) to twenty five (25) pages (hereinafter “Initiation Report”),

•                                          Subsequent Reports which shall be updates, ranging from five (5) to ten (10) pages in length (hereinafter “Follow-Up Reports”).

Vista shall commence work on the Initiation Report immediately following the receipt of shares (as defined in Section 2) and cashing of Company’s Payment (as defined in Section 10).  The Initiation Report shall be completed and delivered to Company within thirty (30) days following the receipt of shares (as defined in Section 2) and cashing of Company’s Payment (as defined in Section 10).

A Follow-Up Report shall be delivered by the middle of each subsequent calendar quarter (following the calendar quarter in which the Initiation Report is due).

Delivery of each Report is dependent upon Company’s performance of its obligations listed in Sections 4, 5, and 10 below.  Vista may deliver Reports to Company by any reasonable means, including mail or electronic mail.  A press release will be sent to over 200 media outlets, including Yahoo Finance, announcing our initiation or update of coverage.  Vista will commit to posting of Reports to our website (www.vistapglobal.com) and

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Capital IQ.  Vista will commit to a targeted distribution of the Reports to retail and institutional investors and soliciting weekly feedback from those investors.

1.                                       Earnings Conference Calls.  At the Company’s request, Vista shall also participate in each quarterly earnings conference call hosted by Company, provided Vista is given notice of the call at least five (5) business days in advance.

2.                                       Monthly Newsletter.  Vista shall include Company in Vista’s monthly newsletters.  Monthly newsletters will be sent to Vista’s e-mail list, disseminated at investor meetings.

3.                                       Shareholder Inquiries.  Vista shall respond to all shareholder inquiries and report to Company shareholder comments on a weekly basis either by telephone or by email.

2.                                       Recital of Consideration.  For the performance of the services contemplated hereby, Vista shall be paid the following by the Company:

•                  Two hundred thousand (200,000) shares of Company common stock (the “Initial Shares”) to be delivered within five (5) days from the Effective Date (which shall be issued without registration under the Securities Act of 1933 and, as a consequence, constitute “restricted securities” for purposes of such Act). Vista shall receive customary piggy back rights whereby the Company will be required to register any and all unregistered stock for Vista when the company files a registration statement. Also, the company will reimburse Vista for any transfer agent and/or legal related costs that Vista might occur in order to receive free trading shares.

3.                                       Term.  This Agreement shall commence as of the Effective Date and automatically renew for an additional twelve (12) months on the date which is twelve (12) months after the Effective Date, unless earlier terminated as provided in Section 12 below.

4.                                       Approval of Reports.  Neither Party may publish or disseminate a Report until that particular Report has met with the approval of both Parties.  Once Vista submits the first draft of a Report to Company, Company shall exercise commercially reasonable efforts to offer any changes, additions, or deletions to the Report within thirty (30) days.  Vista shall make any or

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all changes, additions, or deletions, suggested by Company.  In the event that Vista believes in good faith that publication of the Report containing Company’s changes would be in violation of any law or regulation, or would otherwise expose Vista to unreasonable risk or liability, then Vista will not be in breach of this contract should Vista refuse to publish and disseminate the Report as amended by the Company.

5.                                       Company’s Obligations.  Company agrees to assist Vista in the creation of the Reports by exercising commercially reasonable efforts to furnish all necessary information to Vista within five (5) business days of request.  Company also agrees to make its management reasonably accessible to Vista, in such a manner that all phone calls, emails, and/or any other form(s) of communication, shall generally be returned within two (2) business days.  Vista shall route all such communications through Company’s Chief Executive Officer.

6.                                       Rights Associated with Vista’s Work Product.  All copyrights and other intellectual property rights associated with the Reports shall belong to (and be deemed transferred to) Company.  Vista shall ensure that all Vista employees who are engaged in writing the Reports are obligated to assign all of their ownership interests in the Reports to Company in conformance with this Agreement.

7.                                       Derivative Use.  AT NO TIME, WHETHER DURING OR AFTER THE CONTRACT PERIOD, MAY COMPANY PLACE VISTA’S NAME ON A DERIVATIVE WORK WITHOUT THE EXPRESS WRITTEN CONSENT OF VISTA.

8.                                       Distribution Rights.  Subject to the other terms of this Agreement, both Vista and Company have the right to distribute Reports generated by Vista, pursuant to the terms of this Agreement, in any reasonable manner.  However, at any time, the Company may, in its sole discretion, decide to cease publication, distribution, and dissemination of the Reports.  If Company makes such a decision, and notifies Vista of such decision, then Vista shall cease publication, distribution, and dissemination of Reports (in any format).

9.                                       Expenses. Company shall advance to Vista a non-refundable expense deposit in the amount of twelve thousand five hundred dollars ($12,500) (the “Expense Deposit”). From the Expense Deposit, Vista may reimburse itself for all of its reasonable out-of-pocket expenses in connection with its performance under the terms of this Agreement (including, but not limited to, travel, food, lodging, and reasonable administrative expenses).  On or before the date which is seven (7) months following the Effective Date,

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unless this Agreement has been terminated prior to such time, Company shall advance to Vista an additional twelve thousand five hundred dollars ($12,500) for the Expense Deposit.

10.                                 Payment.  At the same time as payment is made for Initial Shares, Company shall also advance to Vista the Expense Deposit in the amount of twelve thousand five hundred dollars ($12,500) (the “Expense Deposit”) both due within five (5) days of date Agreement is executed.

11.                                 Acceptable Methods of Payment.

Cash payments shall be made in either of the following manners:

Payment by Check.  Check shall be made payable to Vista Partners LLC and sent by Company to the address listed below:

Vista Partners LLC
70 SW Century Drive Suite 100-220
Bend, OR 97702

Payment by Direct Deposit:  In lieu of sending cash payment by mail, Company may directly deposit payment into Vista’s Chase bank account, listed below.

12.                                 Termination.  The Parties may terminate this Agreement prior to its expiration (i.e., the date which is twelve (12) months following the Effective Date) as follows:

a.                                       In the event Company materially breaches the Agreement and such breach is not cured within five (5) business days notice, Vista shall be entitled to terminate this Agreement immediately, be entitled to all monies and equity received prior to termination and pursue any and all remedies provided by law;

b.                                      In the event Vista materially breaches the Agreement and such breach is not cured within five (5) business days notice, Company shall be entitled to terminate this Agreement immediately and pursue any and all remedies provided by law; provided, however, that under no circumstances may Company seek specific performance for failure to provide a Report; and

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c.                                       Without limiting the provisions of subparagraph (b) above, Company or Vista may terminate this Agreement at any time, with our without cause, upon ninety (90) business days notice so long as the Initial Shares have been delivered.

13.                                 Waiver and Modification.  No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained shall be valid unless made in writing and duly executed by the party to be charged therewith.

14.                                 Non-Exclusive Agreement.  Company understands and acknowledges that Vista provides other and similar services to various companies, which may conduct business activities similar to those of Company.  Nothing herein shall in any way preclude Vista from engaging in any business activities, or from performing services for other companies that may be in competition with Company.

15.                                 Fully Integrated Agreement.  The parties agree that there have been no oral representations or understandings not reflected in this Agreement.  This Agreement shall supersede all prior understandings, discussions, and or negotiations.

16.                                 Non-Public Information. BY SIGNING THIS AGREEMENT, COMPANY CERTIFIES THAT IT WILL NOT FURNISH VISTA WITH ANY NONPUBLIC INFORMATION.

17.                                 Indemnity and Contribution. The Parties agree to the terms attached hereto as Appendix A and incorporated herein by reference. The provisions of this paragraph shall survive any termination of this agreement.

18.                                 Contract Rights are Not Assignable.  This Agreement; and the rights hereunder, may not be assigned by either party without the express written consent of the other party, except in conjunction with a sale or merger of a party.

19.                                 Representations and Warranties.  Company represents, warrants and covenants that (a) it is a corporation organized under the laws of the State of Nevada and is duly incorporated and validly existing; and (b) has offices in the State of California.  Both parties represent, warrant, and covenant that they have the power and authority to enter into this Agreement and to fully perform their respective obligations hereunder.

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20.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.  Execution by facsimile or PDF shall be deemed binding.

21.                                 Severability.  Should any portion of this contract be found invalid, only that portion shall be invalidated and the remainder of the contract will remain in full force and affect.

22.                                 Choice of Law.  The validity of this Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of California.

23.                                 Arbitration.  Any controversy, dispute, or claim of whatever nature arising out of, or in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort, or statute, shall be settled, at the request of any party to this Agreement, by final and binding arbitration in California by a single arbitrator. The sole arbitrator shall be selected by, and the arbitration shall be conducted and administered in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association.  Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

24.                                 Scope of Engagement.  The Company acknowledges that Vista will not make, or arrange for others to make, an appraisal of any physical assets of the Company.

25.                                 General Provisions.  No purported waiver or modification of any of the terms of this Agreement will be valid unless made in writing and signed by the Parties.  Section headings used in this Agreement are for convenience only, are not a part of this Agreement and will not be used in construing any of the terms hereof.  This Agreement constitutes and embodies the entire understanding and agreement of the Parties relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by either of the Parties which is to be embodied in this Agreement, and none of the Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein.  No provision of this Agreement shall be construed in favor of or against either of the Parties by reason of the extent to which either of the Parties or its counsel participated in the drafting hereof. This letter agreement may be executed in any number of counterparts and by facsimile signature.

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By signing this Agreement, both Parties acknowledge that they fully comprehend the terms of this Agreement and have had the opportunity to seek the advice of counsel, whether exercised or not.

Signed:

/s/ Punit Dhillon	April 28, 2011
Mr. Punit Dhillon
Chief Executive Officer and President
OncoSec Medical, Inc.

/s/ Ross Silver	April 28, 2011
Ross Silver
Principal, Vista Partners LLC

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APPENDIX A-INDEMNIFICATION AGREEMENT

Provided that Vista has not disseminated any Report in contravention of the terms of this Agreement, then Company also agrees to forever and completely indemnify Vista, and its heirs, assignees, successors, affiliates, attorneys, agents and employees, and any and all other individuals or entities acting through or for Vista, from any and all claims that have or could have, arisen from the information contained in the Reports.  Furthermore, the Company agrees to indemnify and hold harmless Vista and its officers, directors, employees, consultants, attorneys, agents, affiliates, parent company and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (Vista and each such other persons are collectively and individually referred to below as an “Indemnified Party”) from and against any and all loss, claim, damage, liability and expense whatsoever, as incurred, including, without limitation, reasonable costs of any investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted, to which the Indemnified Party may become subject under any applicable federal or state law (whether in tort, contract or on any other basis) or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any private placement memorandum, registration statement (including documents, incorporated by reference) (the “Registration Statement”) or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of the securities or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) related to the performance by the Indemnified Party of the services contemplated by this letter agreement (including, without limitation, the offer and sale of the securities) and will reimburse the Indemnified Party for all expenses (including legal fees and expenses) in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company.  The Company will not be liable under clause (ii) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted directly from the Indemnified Party’s willful misconduct or gross negligence.  The Company also agrees that the Indemnified Party shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company related to, or arising out of, the engagement of the Indemnified Party pursuant to, or the performance by the Indemnified Party of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal

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or further appeal, to have resulted directly from the Indemnified Party’s willful misconduct or gross negligence. If the indemnity provided above shall be unenforceable or unavailable for any reason whatsoever, the Company, its successors and assigns, and the Indemnified Party shall contribute to all such losses, claims, damages, liabilities and expenses (including, without limitation, all costs of any investigation, legal or other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Vista under the terms of this letter agreement or (ii) if the allocation provided for by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of the Company and Vista in connection with the matter(s) as to which contribution is to be made.  The relative benefits received by the Company and Vista shall be deemed to be in the same proportion as the fee the Company actually pays to Vista bears to the total value of the consideration paid or to be paid by the Company and/or the Company’s shareholders in the transaction(s) contemplated in this letter agreement.  The relative fault of the Company and Vista shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Vista and the Company’s and Vista’s relative intent, knowledge, access to information and opportunity to correct.  The Company and Vista agree that it would not be just or equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account these equitable considerations. Notwithstanding the foregoing, to the extent permitted by law, in no event shall the Indemnified Party’s share of such losses, claims, damages, liabilities and expenses exceed, in the aggregate, the fee actually paid to the Indemnified Party by the Company.  The Company further agrees that, without Vista’s prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this agreement unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all such lawsuits, claims, or other proceedings against the Indemnified Parties.  The Indemnified Party will give prompt written notice to the Company of any claim for which it seeks indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have other than under this Appendix A.  The Company shall have the right to assume the defense of any claim, lawsuit or action (collectively an “action”) for which the Indemnified Party seeks indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Company to the Indemnified Party of its election to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnified Party for any legal or other

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expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at its own expense; provided, however, that the reasonable fees and expenses of such counsel shall be at the expense of the Company if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Company (in which event the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is needed).  Despite the foregoing, the Indemnified Party shall not settle any claim without the prior written approval of the Company, which approval shall not be unreasonably withheld, so long as the Company is not in material breach of this Appendix A.  Also, each Indemnified Party shall make reasonable efforts to mitigate its losses and liabilities.  In addition to the Company’s other obligations hereunder and without limitation, the Company agrees to pay monthly, upon receipt of itemized statements therefore, all reasonable fees and expenses of counsel incurred by an Indemnified Party in defending any claim of the type set forth in the preceding paragraphs or in producing documents, assisting in answering any interrogatories, giving any deposition testimony or otherwise becoming involved in any action or response to any claim relating to the engagement referred to herein, or any of the matters enumerated in the preceding paragraphs, whether or not any claim is made against an Indemnified Party or an Indemnified Party is named as a party to any such action.

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Addendum to Agreement

This Addendum to Agreement (“Addendum”) is entered into as of June 6, 2011 by and between Vista Partners LLC (“Vista”) and OncoSec Medical Incorporated, a Nevada corporation (the “Company”) (each of Vista and the Company, a “party” and collectively, the “parties”).

WHEREAS, Vista and the Company are parties to that certain Agreement dated as of April 27, 2011;

WHEREAS, the Agreement provides that the Company shall issue 200,000 shares of its common stock (the “Shares”) to Vista and grant certain piggyback registration rights to Vista with respect to such Shares; and

WHEREAS, the Agreement does not identify each of the terms and conditions of such issuance and registration rights, and the parties desire to clarify the exact nature of such rights;

NOW THEREFORE, the parties hereby covenant and agree as follows:

1.                                       Piggyback Registration.  The second complete sentence of Section 2 of the Agreement shall be construed to mean the following:

(a)                                  If (but without any obligation to do so) the Company proposes to register under the Securities Act of 1933, as amended (the “Securities Act”), any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration effected on Form S-4 or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares), the Company shall, at such time, give Vista written notice of such registration. Upon the written request of Vista given within five (5) days after delivery of such notice by the Company, the Company shall use commercially reasonable efforts to cause to be registered under the Securities Act all of the Shares that Vista requests to be registered.

(b)                                 If the Securities and Exchange Commission (the “SEC”), the Securities Act or any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff, sets forth a limitation on the number of shares of the Company’s common stock that are permitted to be registered on a particular registration statement as a secondary offering, the Company may reduce the number of Shares to be registered on such registration statement to comply with such limitation.  Any stockholders of the Company having registration rights requiring the Company to file and maintain the effectiveness of a registration statement with respect to the registrable securities of the Company held by them, shall have priority over Vista with respect to the registration of such registrable securities, and the Company shall only be required to register the Shares if all such registrable securities held by such selling stockholders may first be registered on the registration statement.

(c)                                  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1 prior to the effectiveness of such registration whether or not Vista has elected to include Securities in such registration.

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(d)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1 to include any of the Shares in such underwriting unless Vista accepts the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including the Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Shares that the underwriters determine in their sole discretion will not jeopardize the success of the offering.

2.                                       Investor Representations.  Vista hereby represents and warrants that, as of April 27, 2011 and the date hereof:

(a)                                  No Public Sale or Distribution.  Vista understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.  Vista is acquiring the Shares in the ordinary course of its business.

(b)                                 Accredited Investor Status.  Vista is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.  A copy of the definition of “accredited investor” is attached hereto as Exhibit A.

(c)                                  Experience and Information.  Vista has reviewed the Company’s reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Securities Exchange Act of 1934, and has been furnished with all materials relating to the business, finances, prospects and operations of the Company and materials relating to the offer of the Shares that have been requested by Vista. Vista, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares, and has evaluated the merits and risks of such investment.  Vista is able to bear the economic risk of an investment in the Shares.

(d)                                 General Solicitation.  Vista is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective authorized signatories as of the date first indicated above.

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President and Chief Executive Officer

VISTA PARTNERS LLC

By:	/s/ Ross Silver
Name: Ross Silver
Title: Principal

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EXHIBIT A

Rule 501.            Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a)                      Accredited Investor.  “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)                     Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)                     Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)                     Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)                     Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)                     Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

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(6)                     Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)                     Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)                       Any entity in which all of the equity owners are accredited investors.

[Remainder omitted]

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